As filed with the U.S. Securities and Exchange Commission on July 24, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JANOVER INC.

(Exact name of registrant as specified in its charter)

Delaware	7374	83-2676794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

(844) 885-6875

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Blake E. Janover
Chief Executive Officer

Janover Inc.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

(844) 885-6875

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross D. Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 4th Floor New York, NY 10018 (212) 658-0458	Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-267907

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Janover Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement relates to the offering of shares of the Registrant’s common stock contemplated by its Registration Statement on Form S-1 (File No. 333-267907), which was initially filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2022, and which, as amended, was declared effective by the SEC on July 24, 2023 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the amount of securities being offered and covers the registration of an additional 186,875 shares of common stock, $0.00001 par value per share, of the Registrant, and 9,344 additional shares of common stock underlying representative warrants. The required opinion of counsel and related consent, accountant’s consent and fee calculation exhibit are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida, on July 24, 2023.

JANOVER INC.

By:	/s/ Blake E. Janover
Blake E. Janover
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Blake E. Janover	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	July 24, 2023
Blake E. Janover

/s/ Patrick Stinus	Senior Vice President and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2023
Patrick Stinus

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EXHIBIT INDEX

5.1*	Opinion of Carmel, Milazzo & Feil LLP.
23.1*	Consent of dbbmckennon, dated July 24, 2023
23.2*	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.1)
107*	Fee Calculation table

* Filed herewith

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